  Exhibit 99.1
MusclePharm Corporation Reports Third Quarter 2018 Financial Results

Achieves fourth consecutive quarter of sequential revenue growth

Conference call begins at 4:30 p.m. Eastern time today

BURBANK, Calif. (November 13, 2018) – MusclePharm® Corporation (OTCQB: MSLP) (“MusclePharm” or the “Company”), a scientifically driven, performance-lifestyle sports nutrition company, reports financial results for the three and nine months ended September 30, 2018 and provides a business update.

Third quarter 2018 financial highlights include the following (all comparisons are with the third quarter of 2017):

●
Net revenue was $27.4 million, an increase of 12.3% from $24.4 million
●
Operating loss was $1.0 million, compared to an operating loss of $1.3 million
●
Net loss was $2.0 million, a decrease of 4.8% from $2.1 million
●
Non-GAAP adjusted EBITDA was $1.0 million compared to $1.3 million
●
Cash and equivalents were $1.7 million as of September 30, 2018

“Q3 represents our fourth consecutive quarter of sequential revenue growth and improved operating results, after excluding a one-time non-cash impairment, from prior year, demonstrating continued progress toward our goal of sustained growth and profitability. We continue to see significant returns from our investments with our trade partners and online marketing platforms,” said Ryan Drexler, Chairman, CEO and President of MusclePharm.

“In addition to previously reported customer wins, I am proud to highlight that we have expanded our assortment in Walgreens and upgraded our offerings at Costco,” he added.

“We are also very pleased to announce expanded distribution of our natural series of products with Whole Foods Market, where we expect to launch in store in early 2019.”

Third Quarter Financial Results

Net revenue for the third quarter of 2018 was $27.4 million, a 12.3% increase from $24.4 million for the third quarter of 2017. The increase was primarily due to higher domestic sales, driven by significant year over year growth from both Costco and iHerb.

Gross margin for the third quarter of 2018, was 32%, down from 33% for the third quarter of 2017. Gross margin was marginally impacted during the quarter due to a large promotional event with Costco during the quarter, offset by improved per unit pricing and lower whey protein costs.

Advertising and promotion expenses for the third quarter of 2018 were $3.6 million, compared with $2.0 million for the third quarter of 2017, with the increase primarily related to costs associated with in-store support and advertising initiatives with key partners as we continue to invest in the relationships with our largest customers. Salaries and benefits expenses for the third quarter of 2018 were $1.9 million, down 29.7% from $2.6 million for the third quarter of 2017, with the decrease due primarily to lower stock-based compensation expense and a reduction in headcount. Selling, general and administrative expenses for the third quarter of 2018 were $3.0 million, down 14% from $3.5 million for the third quarter of 2017, with the decrease related to lower office, depreciation and amortization, board of directors and information technology expenses. Research and development expenses were $185,000 and $199,000 for the third quarters of 2018 and 2017, respectively. Professional fees for the third quarter of 2018 were $0.4 million down from $1.0 million for the prior-year period, due mainly to lower legal fees.

In the third quarter of 2018 the Company recorded a $0.7 million impairment on assets related to the subleasing of the Company’s former headquarters. Interest and other expense, net, for the third quarter of 2018 was $1.0 million, compared with $0.9 million for the third quarter of 2017, with the increase primarily due to interest-related expenses and the amortization of related-party debt discount.

Net loss for the third quarter of 2018 was $2.0 million, or $0.13 per share, compared with a net loss of $2.1 million, or $0.15 per share, for the third quarter of 2017. Adjusted EBITDA for the three and nine months ended September 30, 2018 was $1.0 million and $2.5 million, respectively, compared with adjusted EBITDA of $1.3 million and $1.0 million for the three and nine months ended September 30, 2017, respectively, with the improvement primarily related to improved operating results. A reconciliation of GAAP to non-GAAP measures is provided below.

Year-to-Date Financial Results

Net revenue for the nine months ended September 30, 2018 was $81.0 million, a 5.8% increase from $76.6 million for the nine months ended September 30, 2017. Gross margin for the first nine months of 2018 was 31%, an improvement from 29% for the first nine months of 2017.

Advertising and promotion expenses for the nine months ended September 30, 2018 were $12.2 million, compared with $6.1 million for the nine months ended September 30, 2017. Salaries and benefits expenses for the first nine months of 2018 were $6.3 million, compared with $8.5 million for the first nine months of 2017. SG&A expenses for the nine months ended September 30, 2018 were $8.2 million, compared with $9.2 million for the first nine months of 2017. R&D expenses were $605,000 for the first nine months of 2018, compared with $488,000 for the first nine months of 2017. Professional fees were $1.6 million for the nine months ended September 30, 2018, compared with $2.6 million for the first nine months of 2017.

The net loss for the nine months ended September 30, 2018 was $5.4 million, or $0.36 per share, compared with a net loss of $8.4 million, or $0.61 per share, for the nine months ended September 30, 2017.

Cash and cash equivalents as of September 30, 2018 were $1.7 million compared with $6.2 million as of December 31, 2017. The Company had a source of cash of $2.0 million from operations during the nine months ended September 30, 2018, an improvement from $2.3 million of cash used during the first nine months of 2017.

All results summarized in this press release (including in the financial statement tables) should be considered preliminary, are qualified in their entirety by the financial statement tables included in this press release and are subject to change. Please refer to MusclePharm’s Quarterly Report on Form 10-Q for the period ended September 30, 2018, which will be filed with the U.S. Securities and Exchange Commission on or about November 14, 2018.

Third Quarter and Recent Business Highlights

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Walgreen’s - secured additional distribution nationally with both flavors of our USDA Organic protein bars.
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Costco - Launched our new 6lb bag Combat Protein powder across all US clubs.
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Whole Foods Market – secured distribution of natural series products to debut domestically across all regions expected in early 2019.
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Online – Amazon and iHerb continue to deliver substantial revenue as key online partners.
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Innovation - successfully launched an expansion of our successful protein bar franchise with the addition of Crisp Protein Bars.

Non-GAAP Financial Measures

Adjusted EBITDA, including certain one-time adjustments, is a non-GAAP measure that excludes stock-based compensation expense, restructuring charges, depreciation and amortization, as well as other items defined in the reconciliation table included in the press release. Management believes Adjusted EBITDA is a primary metric to track company performance as it excludes one-time and non-recurring items, and reflects the state of the underlying business.

Conference Call and Webcast

MusclePharm will hold a conference call and webcast today, Tuesday, November 13, 2018, as follows:

Time:
4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Domestic Dial-In:
877-407-0782
International Dial-In:
201-689-8567

A live webcast will be available online at http://www.investorcalendar.com/event/40914 and archived for 90 days. An audio replay of the conference call will be available for 14 days beginning approximately two hours after the completion of the call by dialing 877-481-4010 for domestic callers and 919-882-2331 for international callers and use passcode 40914.

About MusclePharm Corporation

MusclePharm® develops, manufactures, markets and distributes branded nutritional supplements. Its portfolio of recognized brands includes MusclePharm® Sport Series, Essential Series and FitMiss™, as well as Natural Series, which was launched in 2017. These products are available in more than 100 countries worldwide. MusclePharm is an innovator in the sports nutrition industry with clinically proven supplements that are developed through a six-stage research process utilizing the expertise of leading nutritional scientists, physicians and universities. For more information, visit www.musclepharmcorp.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects," "anticipates," "intends," "estimates," "plans," "potential,” "possible," "probable,” "believes," "seeks," "may,” "will,” "should," "could" or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company's business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, the Company's Quarterly Reports on Form 10-Q and other filings submitted by the Company to the Securities and Exchange Commission, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

Investors Contact
MusclePharm Investor Relations
investors@musclepharm.com
800-292-3909

Financial Tables to Follow

MusclePharm Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash	$1,749	$6,228
Accounts receivable, net of allowance for doubtful accounts of $1,556 and $1,363, respectively	16,235	16,668
Inventory	7,324	6,484
Prepaid expenses and other current assets	1,120	1,082
Total current assets	26,428	30,462
Property and equipment, net	576	1,822
Intangible assets, net	1,077	1,317
Other assets	267	225
TOTAL ASSETS	$28,348	$33,826
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$20,672	$11,742
Accrued liabilities	5,238	7,761
Accrued restructuring charges, current	463	595
Obligation under secured borrowing arrangement	594	5,385
Line of credit	1,500	3,000
Total current liabilities	28,467	28,483
Convertible note with a related party, net of discount	17,226	16,669
Accrued restructuring charges, long-term	58	120
Other long-term liabilities	74	1,088
Total liabilities	45,825	46,360
Commitments and contingencies
Stockholders' deficit:
Common stock, par value of $0.001 per share; 100,000,000 shares authorized 16,190,288 and 15,526,175 shares issued as of September 30, 2018 and December 31, 2017, respectively; 15,314,667 and 14,650,554 shares outstanding as of September 30, 2018 and December 31, 2017, respectively	15	14
Additional paid-in capital	160,038	159,608
Treasury stock, at cost; 875,621 shares	(10,039)	(10,039)
Accumulated other comprehensive loss	(169)	(150)
Accumulated deficit	(167,322)	(161,967)
TOTAL STOCKHOLDERS’ DEFICIT	(17,477)	(12,534)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$28,348	$33,826

MusclePharm Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue, net	$27,388	$24,396	$81,039	$76,597
Cost of revenue	18,595	16,359	55,875	54,474
Gross profit	8,793	8,037	25,164	22,123
Operating expenses:
Advertising and promotion	3,589	1,952	12,241	6,079
Salaries and benefits	1,856	2,640	6,305	8,530
Selling, general and administrative	2,975	3,468	8,175	9,183
Research and development	185	199	605	488
Professional fees	436	1,034	1,634	2,643
Impairment of assets	743	—	743	—
Settlement of obligation	—	—	(2,747)	1,453
Total operating expenses	9,784	9,293	26,956	28,376
Loss from operations	(991)	(1,256)	(1,792)	(6,253)
Gain on settlement of accounts payable	—	—	—	471
Interest and other expense, net	(990)	(858)	(3,463)	(2,526)
Loss before income taxes	(1,981)	(2,114)	(5,255)	(8,308)
Income taxes	(3)	14	100	118
Net loss	$(1,978)	$(2,128)	$(5,355)	$(8,426)

Net loss per share, basic and diluted	$(0.13)	$(0.15)	$(0.36)	$(0.61)

Weighted average shares used to compute net loss per share, basic and diluted	15,029,312	13,875,119	14,783,699	13,819,939

MusclePharm Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,355)	$(8,426)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Depreciation and amortization	822	1,144
Gain on settlement of accounts payable	—	(471)
Settlement of obligation	(2,747)	—
Bad debt expense	822	1,213
Impairment of assets	743	—
Loss on disposal of property and equipment	—	43
Amortization of debt discount	557	460
Stock-based compensation	377	1,688
Write off of prepaid financing costs	—	275
Changes in operating assets and liabilities:
Accounts receivable	(454)	(753)
Inventory	(755)	2,351
Prepaid expenses and other current assets	(114)	(101)
Other assets	(44)	(75)
Accounts payable and accrued liabilities	8,365	417
Accrued restructuring charges	(194)	(102)
Net cash provided by/(used in) operating activities	2,023	(2,337)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(86)	(27)
Net cash used in investing activities	$(86)	$(27)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on line of credit	(1,500)	—
Proceeds from secured borrowing arrangement, net of reserves	31,677	22,292
Payments on secured borrowing arrangement, net of fees	(36,469)	(21,046)
Proceeds from related party loan	—	1,000
Repayment of capital lease obligations	(101)	(106)
Net cash (used)/provided by financing activities	(6,393)	2,140
Effect of exchange rate changes on cash	(23)	159
NET CHANGE IN CASH	(4,479)	(65)
CASH — BEGINNING OF PERIOD	6,228	4,943
CASH — END OF PERIOD	$1,749	$4,878
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$2,727	$1,848
Cash paid for taxes	$173	$86
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Property and equipment acquired in conjunction with capital leases	$—	$12
Purchase of property and equipment included in current liabilities	$12	$—
Interest paid through issuance of shares of common stock	$53	$—

Non-GAAP Adjusted EBITDA

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release discloses Adjusted EBITDA, which is net loss adjusted for stock-based compensation, restructuring and asset impairment charges, gain/(loss) on settlement of accounts payable, amortization of prepaid sponsorship fees, other expense, net, depreciation and amortization of property and equipment, amortization of intangible assets, (recovery)/provision for doubtful accounts, settlement related, including legal and income taxes. In addition, the Company provides an Adjusted EBITDA excluding one-time events that excludes charges related to executive severance, discontinued business/product lines, unusual credits against revenue and unusual spikes in whey protein costs. Management believes that these non-GAAP measures provide investors with important additional perspectives into our ongoing business performance.

The GAAP measure most directly comparable to Adjusted EBITDA is net loss. The non-GAAP financial measure of Adjusted EBITDA and Adjusted EBITDA excluding one-time events should not be considered as an alternative to net loss. Adjusted EBITDA and Adjusted EBITDA excluding one-time events are not a presentation made in accordance with GAAP and have important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Adjusted EBITDA excluding one-time events exclude some, but not all, items that affect net loss and are defined differently by different companies, our definition of Adjusted EBITDA and Adjusted EBITDA excluding one-time events may not be comparable to similarly titled measures of other companies.

Set forth below are reconciliations of our reported GAAP net loss to Adjusted EBITDA and Adjusted EBITDA excluding one-time events (in thousands):):

		Three Months Ended				Three Months Ended
	Nine Months Ended September 30, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Year Ended Dec. 31, 2017	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017
Net loss	$(5,355)	$(1,978)	$(1,074)	$(2,303)	$(10,973)	$(2,547)	$(2,128)	$(3,149)	$(3,149)

Non-GAAP adjustments:
Stock-based compensation	377	120	120	137	2,096	408	540	541	607
Restructuring and asset impairment charges	—	—	—	—	180	180	—	—	—
Gain on settlement of accounts payable	—	—	—	—	(430)	41	—	(22)	(449)
Amortization of prepaid sponsorship fees	384	168	125	91	461	86	120	110	145
Interest and other expense, net	3,463	990	1,165	1,308	4,072	1,546	858	690	978
Depreciation and amortization of property and equipment	582	184	191	207	1,139	230	279	290	340
Impairment of assets	743	743	—	—	—	—	—	—	—
Amortization of intangible assets	240	80	80	80	320	80	80	80	80
Provision for doubtful accounts	822	408	250	164	1,524	310	990	144	80
Settlement, including legal	1,162	266	564	332	3,643	866	532	1,942	303
Income taxes	100	(3)	34	69	142	24	14	76	28
Adjusted EBITDA	$2,518	$978	$1,455	$85	$2,174	$1,224	$1,285	$702	$(1,037)

One-time events:
Executive Severance	(2,685)	—	(2,740)	55	831	109	66	134	522
Discontinued business/product lines	—	—	—	—	272	—	—	132	140
Unusual credits against revenue	—	—	—	—	1,141	—	—	—	1,141
Whey protein costs	—	—	—	—	1,322	—	—	296	1,026
Total one-time adjustments	(2,685)	—	(2,740)	55	3,566	109	66	562	2,829
Adjusted EBITDA excluding one-time events	$(167)	$978	$(1,285)	$140	$5,740	$1,333	$1,351	$1,264	$1,792

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